POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Michelle L. Freehling as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all forms pursuant to
Section 16 of the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in accordance therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.



April 16, 2015                           /s/ William A. Schromm
	                                     William A. Schromm